Exhibit 99.1

Identiv Announces Changes to Executive Team and Board of Directors

FREMONT, Calif., Sept. 10, 2015 – Identiv (NASDAQ: INVE) today announced the following changes to its executive team and board of directors:

•	Steven Humphreys has been appointed chief executive officer and remains a member of the board of directors.

•	Jason Hart continues to serve as president, and will increase his focus on product innovation, sales and marketing and remains a member of the board of directors.

•	James Ousley, a current member of the board of directors, has been appointed independent chairman.

“Over the past two years, Jason and the team have led Identiv’s transformation from a group of disparate small companies to a single well-funded identity technology leader. Our combined management team brings together people with a track record of growth, customer focus, profit, operational excellence and product leadership,” said Steven Humphreys, CEO, Identiv.

“With industry leading products and first class partners to deliver its identity solutions, the company is well positioned to drive the next generation of global premises, enterprise security and everyday items in the marketplace,” said Jason Hart, President, Identiv. “I am thrilled to be working with Steve again, as Identiv continues to utilize its assets and new market position to scale the business and bring innovative solutions to new customers.”

“We believe the deep experience of our board members facilitates strong shareholder representation amidst our progressive business and marketplace,” said Jim Ousley, Chairman, Identiv.

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About Identiv

Identiv is a global security technology company that establishes identity in the connected world, including premises, information, and everyday items. CIOs, CSOs, and product departments rely upon Identiv’s trusted identity solutions to reduce risk, achieve compliance, and protect brand identity. Identiv’s trust solutions are implemented using standards-driven products and technology, such as digital certificates, trusted authentication, mobility, and cloud services. For more information, visit identiv.com.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact is a forward-looking statement. Forward-looking statements, including statements relating to the company’s positioning to drive next generation identity management, are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contacts:

David Isaacs/Leah Polito

Sard Verbinnen & Co

415-618-8750

identiv-IR@sardverb.com

Media Contacts:

Angela Lestar

MSLGROUP

781-684-0770

identiv@mslgroup.com